UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 26, 2024
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Constitution Avenue, Philadelphia, Pennsylvania 19112
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On February 26, 2024, Axalta Coating Systems Ltd. (“Axalta” or the “Company”) committed to a transformation initiative (the “2024 Transformation Initiative”) intended to simplify the Company’s and its subsidiaries’ organizational structure, enable the Company to be more proactive, responsive, and agile and to better serve its customers and to lower the Company’s cost base, improve financial performance and cash flow generation. The 2024 Transformation Initiative includes a reduction in workforce which is expected to result in the termination of approximately 600 employees globally, representing approximately 5% of Axalta’s global workforce. The Company expects the 2024 Transformation Initiative actions, certain of which are subject to the satisfaction of local law requirements in various jurisdictions, to commence in the first quarter of 2024 and be completed by 2026.

In connection with the 2024 Transformation Initiative, the Company estimates that it will incur pre-tax costs of approximately $75 - $110 million in the aggregate, of which $65 - $90 million represents severance and other exit-related costs and $10 - $20 million represents non-cash accelerated depreciation charges. Future cash expenditures related to the 2024 Transformation Initiative are expected to be approximately $95 - $135 million, inclusive of $30 - $45 million for capital expenditures to, among other things, shift manufacturing capacity or capabilities. Axalta estimates that, once fully executed, the 2024 Transformation Initiative will yield net savings, inclusive of non-labor savings and costs for backfilling certain roles, of approximately $75 million on an annualized basis. We expect $10 million of the run-rate savings from the 2024 Transformation Initiative to be realized in 2024 with the full run-rate expected to be realized during 2026.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain certain forward-looking statements regarding the Company and its subsidiaries including, but not limited to, statements regarding the 2024 Transformation Initiative. The Company has identified some of these forward-looking statements with words such as “intended,” “will,” “estimates,” “expect,” “future,” and “to be” and other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, risks related to the execution of the 2024 Transformation Initiative and factors outside of the Company’s control, including adverse legal, reputational and financial effects on the Company resulting from the 2024 Transformation Initiative, potential operational disruptions as a result of the 2024 Transformation Initiative and the satisfaction of any applicable local law requirements in any implicated jurisdiction, all of which may affect the availability or amount of any expected savings from the 2024 Transformation Initiative. More information on potential factors that could affect the Company’s actual results is available in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections within the Company’s most recent Annual Report on Form 10-K, and in other documents that the Company has filed with, or furnished to, the U.S. Securities and Exchange Commission, and you should not place undue reliance on these forward-looking statements. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as is required by applicable law.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	February 27, 2024	By:	/s/ Carl D. Anderson II
Carl D. Anderson II
Senior Vice President and Chief Financial Officer